UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report: November 27, 2007

(Date of earliest event reported)

eGAIN COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-30260	77-0466366
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

345 E. Middlefield Road, Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 230-7500

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Compensatory Arrangements of Certain Officers.

On November 27, 2007, the Board of Directors of eGain Communications Corporation (the “Company”), taking into account the recommendation of the Compensation Committee, approved a grant of an option to purchase 250,000 shares of the Company’s Common Stock pursuant to the terms of the Company’s 2005 Management Stock Option Plan to Ashutosh Roy, a director and major stockholder of eGain and the eGain’s Chief Executive Officer (the “Option”). The exercise price of the option is $1.25 per share, which is the highest trading stock price of the Company’s Common Stock during the past six (6) months. The shares of stock subject to the Option will vest in full on the first anniversary of the date of the grant. In addition, the shares of stock subject to the Options will become fully vested in the event of a change in control of the Company occurring prior to such anniversary. The Option is exercisable for five (5) years from the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 29, 2007	eGAIN COMMUNICATIONS CORPORATION

	By:	/s/ Eric N. Smit
Eric N. Smit
Chief Financial Officer (Principal Financial Officer and Duly Authorized Signatory)